EXHIBIT 5.1

               [CADWALADER , WICKERSHAM & TAFT LLP LETTERHEAD]

                                                     September 6, 2006


GS Mortgage Securities Corporation II
85 Broad Street
New York, New York 10004

                  Re:  Commercial Mortgage Pass-Through Certificates
                       ---------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to GS Mortgage Securities Corporation II (the "Seller"), in connection with the Seller's Pre-Effective Amendment No. 1 being filed today with the Securities and Exchange Commission (the "Commission") to the Registration Statement on Form S-3, Registration No. 333-136045 (as so amended, the "Registration Statement"), previously filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus included in the Registration Statement describes Commercial Mortgage Pass-Through Certificates (the "Certificates") to be sold by the Seller in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Seller, a master servicer (a "Servicer"), a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement was previously filed with the Commission. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

    In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement, in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Seller.

    Based on and subject to the foregoing, we are of the opinion that:

1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Seller, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits provided by such Pooling and Servicing Agreement.

2. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates under existing law, subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions set forth therein.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Seller to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Very truly yours,



                                   /s/  Cadwalader, Wickersham & Taft LLP